Exhibit 107
Calculation of Filing Fee Table

Form S-8
(Form Type)

CareDx, Inc.
(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	CareDx, Inc. 2024 Equity Incentive Plan Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	$1,600,000(2)	$14.53(4)	$23,248,000(4)	0.00015310	$3,560
Equity	CareDx, Inc. 2025 Inducement Equity Incentive Plan Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	$350,000(3)	$14.53 (4)	$5,085,500(4)	0.00015310	$779
Total Offering Amounts:					$28,333,500(4)		$4,339
Total Fee Offsets:							—
Net Fee Due:							$4,339

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, $0.001 par value per share (the “Common Stock”), of CareDx, Inc. (the “Registrant”) that become issuable under the CareDx, Inc. 2024 Equity Incentive Plan, as amended by Amendment No. 1, dated as of April 23, 2025 (the “2024 Plan”) and the CareDx, Inc. 2025 Inducement Equity Incentive Plan (the “2025 Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)Represents the number of additional shares of Common Stock that were reserved for issuance under the 2024 Plan.
(3)Represents the number of shares of Common Stock that were reserved for issuance under the 2025 Inducement Plan
(4)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on $14.53 per share, the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on October 30, 2025, a date within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources
Not Applicable